UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2009
LIFEPOINT HOSPITALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-51251 (Commission File Number)	20-1538254 (IRS Employer Identification No.)

103 Powell Court, Suite 200 Brentwood, Tennessee (Address of principal executive offices)	37027 (Zip Code)
(615) 372-8500
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On February 25, 2009, LifePoint Hospitals, Inc., a Delaware corporation (the “Company”) entered into an Amended and Restated Rights Agreement with American Stock Transfer & Trust Company, LLC as Rights Agent (the “Rights Agent”), which amends and restates the Rights Agreement, dated April 15, 2005, by and between the Company and the Rights Agent (the “Existing Rights Agreement”), pursuant to which the holders of Company’s outstanding shares of common stock, par value $0.01, hold one preferred share purchase right (each, a “Right”) for each share held.
     The Amended and Restated Rights Agreement incorporates the following material changes from the Existing Rights Agreement: (i) the expiration date is extended to February 25, 2019; (ii) the Purchase Price is increased to $125.00 per Right; and (iii) the definition of “Beneficial Owner” and “Beneficially Own” is amended to clarify that a person will be deemed to beneficially own any securities that are the subject of specified derivative transactions. The Amended and Restated Rights Agreement also contains several other ministerial modifications.
Distribution Date; Exercisability
     Initially, the Rights will be attached to all Common Share certificates or to the registration of uncertificated Common Shares in the Company’s share register, if any, and no separate Right Certificates will be issued. Separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the earlier to occur of (i) the tenth business day following a public announcement indicating that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the outstanding Common Shares or (ii) the tenth business day (or such later date as the Board of Directors may determine prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the then outstanding Common Shares (the earlier of such dates being the “Distribution Date”).
     The Amended and Restated Rights Agreement provides that, until the Distribution Date (or earlier expiration, redemption or exchange of the Rights), (i) the Rights will be transferred with and only with the Common Shares, (ii) new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference, and the initial transaction statement or subsequent periodic statements with respect to uncertificated Common Shares, if any, that are registered after the Record Date upon transfer or new issuance of such Common Shares will also contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Shares, or the registration of transfer of ownership in the Company’s share register with respect to uncertificated Common Shares, outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate or registration.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on February 25, 2019 (the “Expiration Date”), unless the Expiration Date is amended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.
Flip-In
If a person or group becomes an Acquiring Person (with certain limited exceptions), each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, Preferred Shares or other similar securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the existence of an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Amended and Restated Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.
     For example, at an exercise price of $125.00 per Right, each Right not owned by an Acquiring Person following an event set forth in the preceding paragraph would entitle its holder to purchase $250.00 worth of Common Shares (or other consideration, as noted above) for $125.00. Assuming a value of $62.50 per Common Share at such time, the holder of each valid Right would be entitled to purchase four Common Shares for $125.00.
Flip-Over
     In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the acquiring company, which at the time of such transaction will have a market value of two times the exercise price of the Right.
Exchange
     At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-thousandth of a Preferred Share (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).
Redemption
     At any time prior to the Distribution Date, the Board of Directors of the Company may redeem the Rights, in whole but not in part, at a price of $0.01 per Right (the

“Redemption Price”). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors, in its sole discretion, may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
Amendment
     The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after the Distribution Date no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person).
Adjustment
     The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are subject to adjustment under certain circumstances.
Preferred Stock
     Because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, the value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.
Rights of Holders
     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.
Certain Anti-Takeover Effects
     The Rights will not prevent a takeover of the Company. However, the Rights may cause substantial dilution to a person or group that acquires 15% or more of the outstanding Common Shares. The Rights however, should not interfere with any merger of business combination approved by the Board of the Company.
Further Information
     A copy of the Amended and Restated Rights Agreement is attached as 4.2 to this Current Report on Form 8-K. A copy of the Amended and Restated Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Rights Agreement, which is hereby incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.
     The information set forth in Item 1.01 is incorporated by reference.
Item 8.01. Other Events.
     On February 25, 2009, the Company issued a press release announcing the adoption of a stockholder rights plan. The description of the press release set forth under this Item 8.01 is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d)    Exhibits

Exhibit No.	Description
4.2	Amended and Restated Rights Agreement, dated as of February 25, 2009, between LifePoint Hospitals, Inc. and American Stock Transfer & Trust Company, LLC as Rights Agent.

99.1	Press Release, dated February 25, 2009, announcing adoption of the Amended and Restated Rights Agreement.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HOSPITALS, INC.

	By: Name:	/s/ Paul D. Gilbert Paul D. Gilbert
	Title:	Executive Vice President and
Chief Legal Officer

Date: February 25, 2009

EXHIBIT INDEX

Exhibit No.	Description
4.2	Amended and Restated Rights Agreement, dated as of February 25, 2009, between LifePoint Hospitals, Inc. and American Stock Transfer & Trust Company, LLC as Rights Agent.

99.1	Press Release, dated February 25, 2009, announcing adoption of the Amended and Restated Rights Agreement.